Bateman & Co., Inc., P.C. Certified Public Accountants
5 Briardale Court Houston, Texas 77027-2904 (713) 552-9800 FAX (713) 552-9700 www.batemanhouston.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this Form 10-KSB of Can/Am Autosales, Inc. of our report dated April 10, 2004, on our audit of the financial statements of Can/Am Autosales, Inc., as of December 31, 2003, and for the periods then ended.

BATEMAN & CO., INC., P.C.

Houston, Texas
April 13, 2004

Member
INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS
Offices in Principal Cities Around The W orld